AGREEMENT

This agreement (the "Agreement") made as of the 20th day of April 2004.

AMONG:

Mongol Gazar Co., Ltd., c/o Mongol Gazar LLC, Bayangol District-5, 20 Khoroo, Ulaanbaatar-21;

("Mongol Gazar")

AND:

Entrée Gold Inc., at 1400 - 570 Granville Street, Vancouver, British Columbia, V6C 3P1;

("Entrée Gold")

AND:

Entrée LLC, c/o Entrée Gold, 1400 - 570 Granville Street, Vancouver, British Columbia, V6C 3P1;

("Entrée LLC")

WHEREAS:

A. Under an agreement dated September 13, 2003 among Mongol Gazar, MGP LLC, Entrée Gold and Entrée LLC, as amended (the "Purchase Agreement"), Mongol Gazar sold and Entrée LLC purchased a 100% interest in the Shivee Tolgoi Property, as described in Schedule "A" to the Purchase Agreement;

B On November 12, 2003, Entrée Gold issued to Mongol Gazar 5,000,000 common shares of Entrée Gold (the "Shares") as part of the payment for the Shivee Tolgoi Property;

C. By section 3.4 of the Purchase Agreement, if, by November 30, 2004, the sale of the Shares does not realize funds of US$5,000,000, then Entrée Gold will pay Mongol Gazar the net difference;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Warrants

Subject to the terms and conditions of this Agreement, Entrée Gold shall issue to Mongol Gazar non-transferable common share purchase warrants (the "Warrants") to purchase up to 250,000 common shares of Entrée Gold (the "Warrant Shares") at a price of Cdn$1.05 per Warrant Share.

Each Warrant will be exercisable for a period of two years from the date of this Agreement. The Warrant Shares will be subject to resale restrictions under applicable securities laws.

2. Consideration for Warrants

In consideration of the issuance of the Warrants, Mongol Gazar hereby:

(a) irrevocably waives all of its right under section 3.4 of the Purchase Agreement to have Entrée Gold or Entrée LLC pay to it the difference between US$5,000,000 and the funds realized by Mongol Gazar on the sale of the Shares (for greater certainty, neither Entrée Gold nor Entrée LLC shall make any payment to Mongol Gazar under section 3.4 of the Purchase Agreement, regardless o f whether or not Mongol Gazar sells the Shares, the actual date or dates on which it sells the Shares, and the price or prices at which it sells the Shares); and

(b) transfers to Entrée LLC the licence described in Schedule A hereto (the "Khavtsavch Property"), free and clear of all liens, charges, encumbrances and royalties and giving Entrée LLC a 100% interest in the property.

subject to the terms and conditions of this Agreement.

Before Mongol Gazar transfers its 100% interest in the Khavtsavch Property to Entrée LLC, Entrée Gold and Entrée LLC shall be entitled complete a review to their satisfaction of the Khavtsavch Property and any agreements relating to the Khavtsavch Property so as to determine any liabilities relating to it. If Entrée Gold and Entrée LLC are satisfied with their review, Mongol Gazar shall do and perform all such acts and things and execute all such documents as may be necessary to transfer its 100% interest in the Khavtsavch Property to Entrée LLC in accordance with paragraph (b) above.

3. Condition Precedent

This Agreement is subject to acceptance for filing by TSX Venture Exchange.

4. Miscellaneous

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia. This Agreement may only be amended or supplemented in writing signed by the parties. Mongol Gazar may not assign this Agreement without the prior written consent of Entrée Gold, which consent may be unreasonably withheld.

5. Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

MONGOL GAZAR CO., LTD
By: /s/ signed
By: __________________

ENTRÉE GOLD INC.
By: /s/ signed
By: __________________

ENTRÉE LLC
By: /s/ signed
By: __________________

SCHEDULE A

Kavtsavch Property Exploration licence number 6500X.

Title currently held by Bayaraam LLC, certificate dated 31 October, 2003.

Umnugobi Aimak

BayanOvoo

Khanbogd soum

Total area 632 hectares

Co-ordinates;	1.	106 35 10	42 42 00
	2.	106 35 10	42 43 40
	3.	106 36 40	42 43 40
	4.	106 36 40	42 42 00

Copies of 3 certificate pages attached.